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                                                                    EXHIBIT 5.1

                            SNOW BECKER KRAUSS P.C.
                               605 THIRD AVENUE
                              NEW YORK, NY 10158
                                AUGUST 13, 1998

AgriBioTech, Inc.
120 Corporate Park Drive
Henderson, Nevada 89014

  Re: Registration Statement on Form S-8 Relating to 11,418,442 Options and
      13,941,942 Shares of Common Stock, Par Value $.001 Per Share.

Gentlemen:

  We are acting as counsel to AgriBioTech, Inc., a Nevada corporation (the "Company"), in connection with the filing by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of a registration statement on Form S-8 (the "Registration Statement") relating to 11,418,442 options and 13,941,942 shares of Common Stock (the "Shares"), $.001 par value per share. The Shares may be sold by certain security holders of the Company (the "Selling Stockholders").

  We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Company's Certificate of Incorporation and amendments thereto and the Company's Amended and Restated By-Laws, as currently in effect, the Registration Statement, the proposed registration of the Shares and such other corporate documents and records and other certificates, and we have made such investigations of law as we have deemed necessary or appropriate in order to render the opinions hereinafter set forth.

  In our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

  Based upon and subject to the foregoing, we are of the opinion that:

    1. The Company has been duly organized, is validly existing, and in good standing under the laws of the State of Nevada.

    2. When (a) the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, (b) assuming that the terms of the Common Stock as sold are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and (c) assuming that the Common Stock is then sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Common Stock will be duly authorized, validly sold, fully paid and nonassessable.

  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference in the Registration Statement to this firm under the heading "Interests of Named Experts and Counsel." In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          /s/ Snow Becker Krauss P.C.

                                          SNOW BECKER KRAUSS P.C.